SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

_______________MEDIX RESOURCES, INC._______________

(Exact name of registrant as specified in its charter)

_____Colorado_____	_____0-24768_____	_____84-1123311_____
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York	__10170___
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509

Item 5.         Other Events and Regulation FD Disclosure.

On July 25, 2003, we entered into an agreement with Laboratory Corporation of America Holdings ("LabCorp") pursuant to which, among other things, we will, for a fee, receive laboratory test orders from healthcare providers for electronic transmission to LabCorp and receive by electronic transmission from LabCorp laboratory test results for pickup by the ordering healthcare provider. A copy of that agreement is filed at Exhibit 99.1 to this Form 8-K.

Item 7.         Financial Statements and Exhibits.

(c) Exhibits

99.1 Agreement dated as of July 25, 2003 between Laboratory Corporation of America Holdings and Medix Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC.
By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated: July 28, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement dated as of July 25, 2003 between Laboratory Corporation of America Holdings and Medix Resources, Inc.